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                                                            ENVIROSOURCE, INC.
                                                           List of Subsidiaries
                                                            As of March 1, 1998

                                                         State or other         % of voting
                                                          jurisdiction             securities
                                                            in which                owned by
Name of Company                                             organized             immed. parent
---------------                                             ---------             -------------

EnviroSource, Inc.                                           Delaware
     EnviroSource Corp.                                      Wyoming                   100
     EnviroSource Management Corp.                           Delaware                  100
        EnviroSource Technical Services, Inc.                Delaware                  100
     IU International Corporation                            Delaware                  100
         EnviroSource Technologies, Inc.                     Delaware                  100
            ETDS, Inc.                                       Delaware                  100
                Conversion Systems, Inc.                     Delaware                  100
                EnviroSource Contract Services, Inc.         Delaware                  100
                Envirosafe Services of Idaho, Inc.           Delaware                  100
                Envirosafe Services of North America, Inc.   Delaware                  100
                Envirosafe Services of Ohio, Inc.            Ohio                      100
                Envirosafe Services of Texas, Inc.           Delaware                  100
                Fox Hunt Farms, Inc.                         Delaware                  100
                Marcus Hook Processing, Inc.                 Delaware                  100
         International Mill Service, Inc.                    Pennsylvania              100
                IMS Funding Corporation                      Delaware                  100
                IMS Steel Services, Inc.                     Pennsylvania              100
                IMS Waylite, Inc.                            Pennsylvania              100
                International Mill Service Limited           Canada                    100
                McGraw Construction Company, Inc.            Ohio                      100
                Neoax Investment Corp.                       Delaware                   56(1)
         IU North America Finance, Inc.                      Delaware                  100
         IU North America, Inc.                              Delaware                  100
                Nosroc Corp.                                 Pennsylvania              100
                Soncor Corp.                                 Delaware                  100



               (1) 44% is owned by IU International Corporation and
                   56% is owned by International Mill Service, Inc.

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